Exhibit 10.2

GUARANTEE AND PLEDGE AGREEMENT

made by

HARBINGER OM, LLC,

and

each other Grantor party hereto

in favor of

OM GROUP (UK) LIMITED

Dated as of April 6, 2011

i

7.10	GOVERNING LAW	15
7.11	Submission To Jurisdiction; Waivers	15
7.12	WAIVER OF JURY TRIAL	15
7.13	Rights of Parties	16

SCHEDULES

Schedule 1	Pledged Equity Interests
Schedule 2	Perfection Matters
Schedule 3	Jurisdictions of Organization and Chief Executive Offices

GUARANTEE AND PLEDGE AGREEMENT

GUARANTEE AND PLEDGE AGREEMENT, dated as of April 6, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), made by HARBINGER OM, LLC, a Delaware limited liability company (the “Buyer”) and each grantor from time to time party hereto (the Buyer and such grantors being referred to herein individually, a “Grantor”, and collectively, jointly and severally, the “Grantors”), in favor of OM GROUP (UK) LIMITED, a company limited by shares organized under the laws of England and Wales (the “Secured Party”).

W I T N E S S E T H:

A. The Buyer and the Secured Party are parties to that certain Amended and Restated Stock Purchase Agreement, dated as of February 17, 2011 (as amended, restated, or otherwise modified from time to time, the “Stock Purchase Agreement”), pursuant to which, among other things, the Secured Party has agreed to sell, and the Buyer has agreed to acquire, all of the outstanding shares of capital stock of Old Mutual U.S. Life Holdings, Inc., a Delaware corporation (the “Company”), subject to all of the terms and conditions set forth in the Stock Purchase Agreement.

B. This Agreement is the agreement referred to in the Stock Purchase Agreement as the Guarantee and Pledge Agreement, and its execution is a condition precedent to the obligations of the parties set forth in the Stock Purchase Agreement.

C. Effective upon the Closing under the Stock Purchase Agreement, the Buyer has acquired legal and beneficial ownership of the Pledged Equity Interests (as defined below) in the Company.

D. To induce the Secured Party to enter into and consummate the transactions contemplated by the Stock Purchase Agreement, each Grantor desires to assign and transfer, pledge and grant to the Secured Party a security interest in the Collateral (as defined below) to secure the Secured Obligations, as provided herein.

Accordingly, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Secured Party as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Stock Purchase Agreement and used herein shall have the meanings given to them in the Stock Purchase Agreement and the following terms are used herein as defined in the UCC: Certificated Security and Control.

(b) The following terms shall have the following meanings:

“Agreement”: as defined in the Preamble.

“Bankruptcy Event” shall be deemed to occur, with respect to any Grantor, if (a) such Grantor shall commence any case, proceeding or other voluntary action seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, winding-up, reorganization, dissolution, composition under the Bankruptcy Law or other relief with respect to it or its debts; (b) such Grantor shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official with similar powers for itself or any substantial part of its assets; (c) such Grantor shall make a general assignment for the benefit of its creditors; (d) an involuntary case shall be commenced seeking liquidation or reorganization of such Grantor under the Bankruptcy Law, or seeking issuance of a warrant of attachment, execution or distraint, or any similar proceedings shall be commenced against such Grantor under any other applicable law and (i) such Grantor consents to the institution of the involuntary case against it, (ii) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Grantor and such appointment is not vacated or otherwise discharged within 60 days or (iv) an order for relief shall have been issued or entered therein; or (e) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official having similar powers, over such Grantor or all or a part of its property shall have been entered; (f) any other similar relief shall be granted against such Grantor under any applicable Bankruptcy Law, or such Grantor shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable law, or shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth above in this definition; or (g) such Grantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

“Bankruptcy Law” means Title 11, United States Code, and any other existing or future law (or any successor law or statute) of any jurisdiction, domestic (including state and federal) or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, moratorium or similar law for the relief of debtors.

“Buyer”: as defined in the Preamble.

“Certificated Security”: as defined in the UCC.

“Collateral”: as defined in Section 2.2.

“Default”: any default in the payment or performance by Buyer when due of the Secured Obligations.

“Event of Default”: (a) any Bankruptcy Event and any Default that is not capable of cure and (b) any Default that is capable of cure if such Default has not been cured within 7 calendar days after notice thereof.

“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.

“Grantor”: as defined in the Preamble.

“Guaranteed Obligations”: the full and timely payment and performance of all obligations, liabilities, or undertakings of Buyer under Sections 5.14, 5.18 and 9.1(b) of the Stock Purchase Agreement and under this Agreement, including all interest (including any interest that accrues after the commencement of any bankruptcy, insolvency or similar proceeding) and any and all costs and fees (including attorney’s fees and expenses), and expenses that that the Buyer is required to pay pursuant to any of the foregoing, by law or otherwise.

“Guarantor”: each Grantor other than the Buyer.

“Instrument”: as defined in the UCC.

“Issuers”: the Company and OMFLIC and each Person other than the Buyer that becomes a direct or indirect owner of Capital Stock of the Company or OMFLIC.

“Pledged Equity Interests”: any and all Capital Stock in the Issuers now owned or hereafter acquired by any Grantor (including the shares of Capital Stock listed on Schedule 1), together with any other shares, options, warrants, interests or rights of any nature whatsoever in respect of the Capital Stock of any Issuer, including any rights to acquire any Capital Stock, that may be issued or granted to, or held by, any Grantor.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends, instruments, cash and other property or rights of any kind received or receivable or otherwise distributed or distributable with respect to any Pledged Equity Interests.

“Secured Obligations”: (a) in the case of the Buyer, the full and timely payment and performance of all obligations, liabilities, or undertakings of Buyer under Sections 5.14, 5.18 and 9.1(b) of the Stock Purchase Agreement and under this Agreement, including all interest (including any interest that accrues after the commencement of any bankruptcy, insolvency or similar proceeding) and any and all costs and fees (including attorney’s fees and expenses), and expenses that that the Buyer is required to pay pursuant to any of the foregoing, by law or otherwise and (b) in the case of each Grantor other than the Buyer, the Guaranteed Obligations and all interest (including any interest that accrues after the commencement of any bankruptcy, insolvency or similar proceeding) and any and all costs and fees (including attorney’s fees and expenses), and expenses that that such Grantor is required to pay pursuant to this Agreement, by law or otherwise.

“Secured Party”: as defined in the Preamble.

“Securities Act”: the Securities Act of 1933, as amended.

“Security Certificate”: as defined in the UCC.

“Stock Purchase Agreement”: as defined in the Recitals.

“UCC”: the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection and priority of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to perfection or effect of perfection or non-perfection and priority.

1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The word “including” means “including without limitation”.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. GUARANTEE AND GRANT OF SECURITY INTEREST

2.1 Guarantee.

(a) Each Guarantor hereby unconditionally, absolutely and irrevocably, guarantees, as primary obligor and not merely as surety, to the Secured Party the prompt and complete payment and performance by the Buyer when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. This guarantee is a guarantee of payment, not merely of collection.

(b) Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Secured Party against the Buyer or any Guarantor or any collateral security or guarantee or right of offset held by the Secured Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Buyer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Party on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Secured Party, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Secured Party in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Secured Party, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Secured Party may determine.

(c) Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Secured Party may be rescinded by the Secured Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Party, and the Stock Purchase Agreement and the Ancillary Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Party may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. The Secured Party shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2.1 or any property subject thereto.

(d) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Secured Party upon the guarantee contained in this Section 2.1 or acceptance of the guarantee contained in this Section 2.1; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2.1; and all dealings between the Buyer and the Guarantors, on the one hand, and the Secured Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.1. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Buyer or such Guarantor with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2.1 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Stock Purchase Agreement or the Ancillary Agreements, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Buyer or any other Person against the Secured Party or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Buyer or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Buyer for the Guaranteed Obligations, or of any Guarantor under the guarantee contained in this Section 2.1, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Buyer or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Buyer, or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Buyer, or any other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Party against such Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(e) To the extent not prohibited by applicable law, the guarantee contained in this Section 2.1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Buyer or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Buyer or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(f) Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provision of applicable state law.

2.2 Pledge. Each Grantor hereby assigns and transfers to the Secured Party, and hereby grants to the Secured Party, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Pledged Equity Interests, including the Pledged Equity Interests listed on Schedule 1;

(b) all certificates or other writings representing or evidencing any of the foregoing;

(c) all books and records pertaining to the Collateral; and

(d) all Proceeds of any and all of the foregoing.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Secured Party:

3.1 Title; No Other Liens. Except for the security interest granted to the Secured Party pursuant to this Agreement, such Grantor owns each item of the Collateral upon which it purports to grant a security interest hereunder free and clear of any and all Liens or claims of others that have been created by such Grantor. No financing statement or other public notice with respect to all or any part of such Collateral is on file or of record in any public office, except such as have been filed in favor of the Secured Party.

3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute valid security interests in all of the Collateral in favor of the Secured Party as security for the Secured Obligations, enforceable in accordance with the terms hereof. Upon the filing of UCC financing statements naming each applicable Grantor as “debtor”, naming the Secured Party as “secured party” and describing the Collateral, in the filing offices listed next to such Grantor’s name on Schedule 2, the security interests granted shall be perfected to the extent any such security interest may be perfected by the filing of a financing statement. In the case of the Pledged Equity Interests consisting of Certificated Securities, in addition to filing of such UCC financing statements, upon delivery of the certificates representing such Certificated Securities to the Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, the security interest granted to the Secured Party in such Certificated Securities will constitute security interests therein perfected by “control” (within the meaning of the UCC) prior to all other Liens and, assuming the Secured Party has no notice of an adverse claim, subject to no adverse claims.

3.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. Buyer has furnished to the Secured Party a certified charter, certificate of incorporation or other organizational document and long-form good standing certificate as of a date that is recent to the date hereof.

3.4 Pledged Equity Interests.

(a) The shares of Capital Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

(b) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Equity Interests pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person that have been created by such Grantor, except the security interest created by this Agreement.

(c) All Capital Stock pledged by such Grantor is in certificated form.

(d) Schedule 1 is true and correct and complete in all material respects. Without limiting the generality of the foregoing: (i) all of the shares of Capital Stock included in the Pledged Equity Interests pledged by such Grantor are, except to the extent registered in the name of the Secured Party or its nominee pursuant to this Agreement, registered in the name of such Grantor and (ii) there are no other authorized, issued or outstanding shares of Capital Stock of any Issuer than Capital Stock constituting Collateral.

(e) Such Grantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into and carry out the terms of this Agreement.

(f) The execution, delivery and performance of this Agreement will not result in any violation of or be in conflict with or constitute a default under any term of such Grantor’s certificate of incorporation or by-laws or other constituent documents or any agreement or instrument to which such Grantor is a party or by which it is bound or any term of any Law.

(g) No consent or approval of, or declaration or filing with, any Governmental Entity or regulatory body is required for the valid execution, delivery and performance of this Agreement, other than filings which may required by applicable insurance laws with respect to the exercise of remedies and except as may be required under applicable securities laws in connection with the sale of any Pledged Equity Interests.

(h) This Agreement has been duly authorized, executed and delivered by such Grantor and constitutes its legal, valid and binding obligation, enforceable against such Grantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and rights of creditors of insurers, and by general equitable principles.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Secured Obligations shall have been paid and performed in full:

4.1 Delivery of Instruments and Security Certificates. If any of the Collateral shall be a or become evidenced by any Instrument or Security Certificate, such Instrument or Security Certificate (and any other previously undelivered Instrument or Security Certificate shall be immediately delivered to the Secured Party, duly indorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement.

4.2 Payment of Obligations. Each Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral upon which it purports to grant a security interest hereunder or in respect of income or profits therefrom, as well as all claims of any kind against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

4.3 Maintenance of Perfected Security Interest; Further Documentation.

(a) Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Each Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral in which a security interest is purported to be granted by Grantor pursuant to this Agreement and such other reports in connection therewith as the Secured Party may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the applicable Grantor, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted including, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and taking any actions necessary to enable the Secured Party to obtain “control” (within the meaning of the UCC) with respect to any Pledged Equity Interests.

4.4 Changes in Name, etc. Each Grantor will not, except upon 30 days’ prior written notice to the Secured Party and delivery to the Secured Party of all additional executed financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3 or (ii) change its name.

4.5 Notice of Liens. Each Grantor will advise the Secured Party promptly, in reasonable detail, of any Lien (other than the Lien created hereby) on any of the Collateral.

4.6 Pledged Equity Interests.

(a) If any Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the Secured Party in the exact form received, duly indorsed by such Grantor to the Secured Party, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor, to be held by the Secured Party, subject to the terms hereof, as additional security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer shall be paid over to the Secured Party to be held by it hereunder as additional security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Secured Party to be held by it hereunder as additional security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by any Grantor, such Grantor shall, until such money or property is paid or delivered to Secured Party, hold such money or property in trust for the Secured Party, segregated from other funds of the such Grantor, as additional security for the Secured Obligations.

(b) Without the prior written consent of the Secured Party, the Grantors will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer other than issuances in connection with employee stock option plans or other employee incentive plans, which issuances do not, in the aggregate, exceed 20 percent of the Capital Stock of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Equity Interests or Proceeds thereof, provided that any Grantor may transfer, subject to the Lien created hereby, the Capital Stock of any Issuer to (x) any wholly owned Subsidiary of a Grantor or (y) any other Person (other than in a Non-Qualifying Change of Control) if by a supplement to this Agreement in form and substance satisfactory to the Secured Party (A) such wholly owned Subsidiary or other Person becomes a Guarantor and a Grantor hereunder and grants to the Secured Party a security interest in the Capital Stock of such Issuer, (B) the applicable Grantor grants a security interest in the Capital Stock in any such wholly owned Subsidiary and (C) all steps necessary or desirable in the opinion of the Secured Party are taken to perfect the security interests in the Capital Stock of such Issuer and the Capital Stock of any such wholly owned Subsidiary or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Equity Interests or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement.

SECTION 5. REMEDIAL PROVISIONS

5.1 Pledged Equity Interests.

(a) Unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given notice to the Grantors of the Secured Party’s intent to exercise its corresponding rights pursuant to Section 5.1(b) (provided that no such notice shall be required in the case of a Bankruptcy Event), the Grantors shall be permitted to receive and use all cash dividends and other distributions paid in respect of the Pledged Equity Interests and to exercise all voting and corporate or other organizational rights with respect to the Pledged Equity Interests; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Secured Party’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the this Agreement or the Stock Purchase Agreement.

(b) If an Event of Default shall occur and be continuing and the Secured Party shall give notice of its intent to exercise such rights to the Grantors (provided that no such notice shall be required in the case of a Bankruptcy Event of Default), (i) the Secured Party shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Equity Interests and make application thereof to the Secured Obligations, in such order as the Secured Party may determine, and (ii) at the Secured Party’s option any or all of the Pledged Equity Interests shall be registered in the name of the Secured Party or its nominee, and the Secured Party or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Equity Interests at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Pledged Equity Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Secured Party of any right, privilege or option pertaining to such Pledged Equity Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to the Grantors to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor will execute and deliver, or cause to be executed and delivered, to the Secured Party all such proxies and other instruments as the Secured Party may reasonably request for the purpose of enabling the Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.1(b).

(d) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Equity Interests pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Secured Party in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and such Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Equity Interests directly to the Secured Party.

5.2 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement, the Stock Purchase Agreement and any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantors, which right or equity is hereby waived and released. Each Grantor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at and Grantor’s premises or elsewhere. The Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 5.2, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment and satisfaction in whole or in part of the Secured Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Secured Party account for the surplus, if any, to the Grantors. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.3 Sales of Collateral.

(a) Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 5.3 valid and binding and in compliance with any and all other applicable laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to the Secured Party, that the Secured Party have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against each such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

5.4 Deficiency. The Grantors shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

SECTION 6. THE SECURED PARTY

6.1 Secured Party’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(ii) to receive, indorse and collect any other instruments or documents in connection with the Collateral;

(iii) execute, in connection with any sale provided for in Section 5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (2) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (3) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (4) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; and (5) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) For so long as an Event of Default shall have occurred and be continuing, if any Grantor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. No such action will create any liability on the part of the Secured Party to any Grantor.

(c) The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the Interest Rate, from the date of payment by the Secured Party to the date reimbursed by the Grantors, shall be payable by the Grantors to the Secured Party on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2 Duty of Secured Party. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

6.3 No Obligations or Liability to any Grantor. The rights and powers of the Secured Party hereunder are not contingent upon the pursuit by the Secured Party of any right or remedy against any Grantor or against any other Person which may be or become liable in respect of any of the Secured Obligations or against any other collateral security or guarantee therefor or right of offset with respect thereto. The Secured Party will not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor is Secured Party under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. No action or inaction on the part of Secured Party hereunder will release any Grantor from any of its obligations hereunder or under the Stock Purchase Agreement, or constitute an assumption of any such obligations on the part of the Secured Party, or cause the Secured Party to become subject to any obligation or liability to any Grantor. The Secured Party has no obligation to perform any of the obligations or duties of any Grantor as holder of Pledged Equity Interests of the Issuers.

6.4 Additional Security. Without notice to or consent of any Grantor and without impairment of the security interest and rights granted pursuant to this Agreement, the Secured Party may accept, from the Issuers or from any other Person or Persons, additional security for the Secured Obligations. Neither the existence of the security created by this Agreement nor the acceptance of any such additional security will prevent the Secured Party from resorting first to either the Collateral or such additional security, in each case without affecting the Secured Party’s rights granted pursuant to this Agreement.

6.5 Release of the Pledge and Security Interest Created Hereby. Upon payment in full and satisfaction of the Secured Obligations, the Secured Party will, promptly upon the written request of the Buyer, return to the Buyer all Collateral held by the Secured Party and execute and deliver to, or as directed in writing by, the Buyer appropriate instruments or UCC termination statements (in due form for recording or filing) sufficient to release the Collateral from the pledge and security interest created hereby.

6.6 Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Secured Party to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Secured Party deems appropriate to perfect the security interests of the Secured Party under this Agreement. Each Grantor hereby ratifies and authorizes the filing by the Secured Party of any financing statement with respect to the Collateral made prior to the date hereof.

SECTION 7. MISCELLANEOUS

7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by the Grantors and the Secured Party.

7.2 Notices. All notices, requests, demands and other communications to or upon (i) the Secured Party or Buyer hereunder shall be effected in the manner provided for in the Stock Purchase Agreement and (ii) each Grantor other than Buyer shall be effected in the manner provided for in the Stock Purchase Agreement using the contact information for such Grantor set forth on the signature pages hereof.

7.3 No Waiver by Course of Conduct; Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay or reimburse the Secured Party for all its costs and expenses incurred in collecting the Secured Obligations or otherwise enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel to the Secured Party.

(b) Each Grantor agrees to pay, and to save the Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever owed to third parties with respect to the execution, delivery, enforcement, performance and administration of this Agreement.

(d) All amounts owing under this Section 7.4 shall accrue interest until paid in full at the Interest Rate. All such amounts shall constitute Secured Obligations and shall be payable on demand.

(e) The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Stock Purchase Agreement and hereunder.

7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantors and shall inure to the benefit of the Secured Party and its successors and assigns; provided that a Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

7.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9 Integration. The Stock Purchase Agreement, this Agreement and the other Ancillary Documents represent the entire agreement of the Grantors and the Secured Party with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Grantors or the Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or therein.

7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, PROVIDED THAT IF BY REASON OF MANDATORY PROVISIONS OF LAW. THE PERFECTION OR THE EFFECT OF PERFECTION OR NON-PERFECTION OR THE PRIORITY OF THE SECURITY INTERESTS IN ANY COLLATERAL IS GOVERNED BY THE LAW OF ANOTHER JURISDICTION, THE LAW OF SUCH JURISDICTION SHALL GOVERN.

7.11 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property to the exclusive jurisdiction of any court of the United States of America or any state court, which in either case is located in the City of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of Seller and each Grantor irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, however, that nothing set forth in this sentence shall prohibit either Seller or the Buyer from removing any matter from one New York Court to another New York Court. Each of Seller and each Grantor also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States of America. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Seller and each Grantor agree that any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered, sent or mailed in accordance with Section 7.2, constitute good, proper and sufficient service thereof.

7.12 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THE TRANSACTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 7.12. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

7.13 Rights of Parties. Notwithstanding anything in this Agreement to the contrary, the rights of each party hereto, including all rights under Section 5, are subject to the compliance with all mandatory provisions of applicable law.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Pledge Agreement to be duly executed and delivered as of the date first above written.

“Grantors” HARBINGER OM, LLC

By:	/s/ Francis T. McCarron
Title: Executive Vice President

OLD MUTUAL U.S. LIFE HOLDINGS, INC.

By:	/s/ Barry G. Ward
Title: Executive Vice President and CFO

“Secured Party”

OM GROUP (UK) LIMITED

By:	/s/ Phillip Broadley
Title: Finance Director

Schedule 1

DESCRIPTION OF PLEDGED EQUITY INTERESTS

Name of Grantor: Harbinger OM, LLC

Name of Issuer: Old Mutual U.S. Life Holdings, Inc.

Type of Capital Stock: Shares of Common Stock

Number of Shares of Issuer: 102.513761

Stock Certificate Number: 6

Percentage of Capital Stock of Issuer: 100%

Name of Grantor: Old Mutual U.S. Life Holdings, Inc.

Name of Issuer: OM Financial Life Insurance Company

Type of Capital Stock: Shares of Common Stock

Number of Shares of Issuer: 30,000.00

Stock Certificate Number: 8

Percentage of Capital Stock of Issuer: 100%

Schedule 2

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

UCC-1 Financing Statements to be filed on behalf of each Grantor with the Delaware Secretary of State.

Other Actions

Delivery to the Secured Party of certificates representing all of the Pledged Equity Interests, along with stock powers with respect to such Pledged Equity Interests duly endorsed in blank, in proper form for transfer.

Schedule 3

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Name of Grantor	Jurisdiction of Organization	Location of Chief Executive Office
Harbinger OM, LLC	Delaware	450 Park Ave., 30th Floor New York, NY 10022

Old Mutual U.S. Life Holdings, Inc.	Delaware	1001 Fleet St., 6th Floor Baltimore, MD 21202